Exhibit 10.29

MASTER CONSULTING SERVICES AGREEMENT

Upon execution of this Master Consulting Services Agreement dated April 11 2025 (the “Agreement”), Halliburton Energy Services, Inc. (“Consultant”) shall provide consulting services (the “Services”) to March GL Company (“Customer”) subject to the following terms and conditions. Each of Consultant and Customer may be referred to individually as a “Party,” and collectively as the “Parties.”

In consideration of the mutual covenants contained herein, the Parties agree as follows:

1.	DEFINITIONS.

1.1	Affiliate shall mean, with respect to any Party, any Person which (i) Controls, either directly or indirectly, such Party, or (ii) is controlled, either directly or indirectly, by such Party, or (iii) is Controlled, either directly or indirectly, by a Person which Controls, either directly or indirectly, such Party.

1.2	Catastrophic loss shall include, but is not limited to, the following: rupture of or damage to any pipeline or loss of or damage to the well(s); loss of or damage to the reservoir, cavern, pore space or confining layers, storage formation, cap rock, aquifer, or production formation; loss of or damage to the drilling rig, jackup rig, drilling vessel, or platform; subsurface trespass; blowout-related personal injury, death, property damage, and loss incurred by any member of Customer Group or third parties; pollution originating at or below the wellhead or from any pipeline, or emanating from the well, cavern, pore space or reservoir, including but not limited to any migration of well fluids, gasses (including the constituents thereof) or any fluid; and radioactive exposure or contamination.

1.3	Consultant Group shall mean Consultant, its Affiliates, and subcontractors, and its or their respective employees, agents, officers, directors and representatives.

1.4	Consultant Personnel shall mean personnel engaged by Consultant and performing Services pursuant to this Agreement.

1.5	Control shall mean the right to exercise fifty-one percent (51%) or more of the voting rights in the appointment of the directors of a company or other legal entity.

1.6	Customer Group shall mean Customer and its Affiliates and its contractors, consultants, co-lessees, partners, joint venturers and joint interest owners, and each of its or their respective employees, agents, offers, directors and representatives (in each case, however, excluding Consultant).

1.7	Deliverables shall mean the items to be delivered by Consultant to Customer as specified in the Work Order(s) or Proposals associated with this Agreement.

1.8	Person shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, estate, unincorporated organization, other business entity or any agency, department or body of any governmental authority.

1.9	Proposal shall mean any document supplied by Consultant to Customer in response to a request for services and pricing.

1.10	Services shall mean the consulting services provided by Consultant pursuant to the terms of this Agreement, and further defined in a Proposal or Work Order. Notwithstanding anything to the contrary contained in any Proposal or Work Order, Services shall not include the provision of any software license, well services, lead contractor or project management services or any service deemed hazardous which, if mutually agreed to be provided by Consultant to Customer, shall be covered under and governed by the terms and conditions of separate contract(s) between the Parties.

1.11	Third Party shall mean any Person which is not a member of Consultant Group or Customer Group.

Ref No. 2025-CONT-231167

Halliburton Consulting

1.12	Third Party Charges shall mean any and all charges which are (i) properly incurred and/or paid by Consultant for or on behalf of Customer Group and are required in connection with the Services, and (ii) payable to any Person other than the Consultant Group. Third Party Charges may include, without limitation, the costs of subcontractors, insurance premiums, the costs of supplies, equipment and materials, transportation charges, on-site consultants, permits and sales and use taxes.

1.13	Work Order shall mean that supplemental agreement, in the form of Exhibit A attached hereto or as may be modified hereafter, executed by authorized representatives of both Parties specifying the Deliverables to be provided.

2.	DESCRIPTION OF SERVICES.

2.1	Consultant will provide the Services as specified in the Proposal or Work Order, subject to this Agreement. Consultant and Customer may agree to change the scope of any Work Order only by mutual written agreement.

2.2	If required to work at Customer’s office, Customer shall provide Consultant with a workspace appropriate for the tasks Consultant is performing for Customer.

2.3	Customer shall be responsible for furnishing Consultant with all data and information required by Consultant to execute the Services in accordance with the Proposal, Work Order and this Agreement. Consultant shall be entitled to rely upon such data and information and shall not be responsible for the sufficiency or accuracy thereof.

2.4	Notwithstanding anything provided to the contrary herein, Customer shall timely obtain and maintain any permits required with respect to the Services performed under this Agreement. Customer (or its permitted assignee) shall remain operator of record with respect to all of the Services and Customer shall remain responsible for all obligations and liabilities arising out of such operator status.

3.	PAYMENT.

3.1	Payment Terms

(a) Pre-payment Terms. If Customer does not have approved credit with Consultant or if Customer has an approved account without sufficient credit available, prepayment for the Services will be required. A Halliburton pro-forma invoice will be presented for a sum agreed by both Parties to be sufficient to initiate the project, which will be deposited on retainer with Halliburton to cover the cost of the anticipated Services. Charges will be itemized weekly and billed against the retainer. Owner will be notified, and the retainer must be replenished in fifteen (15) days, if the balance of the retainer drops to zero. The balance of the retainer not attributable to Services previously provided by Consultant will be refunded to Customer upon request or upon Customer’s establishment of credit with Halliburton.

(b) Payment Terms. If Customer has an approved open account established with Halliburton with sufficient credit available, Customer shall pay all invoices presented to Customer by Consultant net twenty (20) days from the date of invoice.

3.2	In full consideration for the Services to be provided by Consultant hereunder, Customer shall pay Consultant as specified in the applicable Work Order referencing this Agreement.

3.3	Customer shall reimburse Consultant for all Third Party Charges that are reasonable or necessary for completion of the Services. Any invoices received by Consultant with respect to any Third Party Charges shall, at Consultant’s option, be either (i) paid by Consultant and submitted to Customer monthly for reimbursement to Consultant within thirty (30) days after Customer’s receipt thereof [only if straight pass-through not cost-plus], or (ii) timely approved and forwarded to Customer by Consultant for payment by Customer within fifteen (15) days after Customer’s receipt thereof. Customer shall be required to pay a fee of fifteen percent (15%) of the total invoice to cover Consultant’s administrative costs of paying such third party invoices. Customer shall protect and hold Consultant Group harmless from any claims, losses or expense (including, without limitation, attorneys’ fees) arising from or in connection with Customer’s failure to timely pay such Third Party Charges.

Ref No. 2025-CONT-231167

Halliburton Consulting

3.4	All fees are exclusive of sales, use or similar taxes which, if applicable, will be added to each invoice. All taxes, duties, deductions or withholdings levied by authority other than those of the United States, or the State of Texas, upon the fees paid to Consultant in connection with this Agreement and/or the Proposal and Work Order shall be for the account of Customer Group and Customer agrees to promptly pay and discharge any such taxes, duties, deductions or withholdings on behalf of Consultant and upon request provide Consultant with a receipt evidencing such payment.

3.5	Fees paid in advance, net of any amount due to Consultant by Customer, will be refunded to Customer on a pro rata basis in the event that Services or any portion thereof are terminated for any reason other than non-payment of contracted amounts.

4.	INDEMNIFICATION AND RELEASE.

4.1	customer’s indemnities and releases. WITH RESPECT TO ANY SERVICES OR PORTION THEREOF CONDUCTED PURSUANT TO THIS AGREEMENT, CUSTOMER SHALL RELEASE CONSULTANT GROUP OF ANY LIABILITY FOR, AND CUSTOMER SHALL PROTECT, DEFEND AND INDEMNIFY CONSULTANT GROUP FROM AND AGAINST ALL CLAIMS, DEMANDS AND CAUSES OF ACTION OF EVERY KIND AND CHARACTER, TOGETHER WITH ANY RELATED LOSS OR EXPENSE, INCLUDING ATTORNEYS’ FEES (COLLECTIVELY “CLAIMS”) ON ACCOUNT OF PERSONAL INJURY, ILLNESS, DEATH OR DAMAGE TO PROPERTY (INCLUDING, WITHOUT LIMITATION, UNDERGROUND RESOURCES AND EQUIPMENT, OIL RESERVOIRS, GAS RESERVOIRS, WELLBORES, WELLBORE EQUIPMENT, AND ANY PRODUCTION OR INJECTION PROCESSES, FACILITIES, OR FORMATIONS, INCLUDING ANY DAMAGE OR LOSS RELATED TO LEAKAGE OR RELEASE OF GASES OR FLUIDS) OF CUSTOMER GROUP OR ANY THIRD PARTY.

4.2	consultant’s indemnities and releases. WITH RESPECT TO ANY SERVICES OR PORTION THEREOF CONDUCTED PURSUANT TO THIS AGREEMENT, CONSULTANT SHALL RELEASE CUSTOMER GROUP OF ANY LIABILITY FOR, AND CONSULTANT SHALL PROTECT, DEFEND AND INDEMNIFY CUSTOMER GROUP FROM AND AGAINST ALL CLAIMS, DEMANDS AND CAUSES OF ACTION OF EVERY KIND AND CHARACTER, TOGETHER WITH ANY LOSS OR EXPENSE (INCLUDING ATTORNEYS’ FEES) INCURRED IN CONNECTION THEREWITH, ARISING FROM OR IN CONNECTION HEREWITH ON ACCOUNT OF PERSONAL INJURY, ILLNESS, DEATH OR DAMAGE TO PROPERTY OF CONSULTANT GROUP.

4.3	scope of indemnities and releases. Each of the indemnities and releases given under this Article 4 shall be without regard to and without any right of contribution from any insurance maintained by the Person entitled to be released or indemnified. Except as otherwise provided in Section 4.1 or 4.2, EACH OF THE INDEMNITIES AND RELEASES GIVEN UNDER THIS ARTICLE SHALL BE WITHOUT LIMIT AND WITHOUT REGARD TO THE CAUSE OR CAUSES THEREOF, INCLUDING PRE-EXISTING CONDITIONS, STRICT LIABILITY, PROFESSIONAL ERROR, OMISSION OR MALPRACTICE, OR THE NEGLIGENCE OF ANY PERSON OR PERSONS, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, ACTIVE OR PASSIVE (SPECIFICALLY INCLUDING THE NEGLIGENCE OR STRICT LIABILITY, DETRIMENTAL RELIANCE, VIOLATIONS OF STATE OR FEDERAL SECURITIES LAWS, INTENTIONAL ACT, OR WILLFUL MISCONDUCT OF THE RELEASED AND/OR INDEMNIFIED PERSON OR PERSONS). If it is judicially determined that the monetary limits of insurance required hereunder or of the indemnities voluntarily assumed or releases voluntarily given under this Agreement exceed the maximum limits permitted under applicable law, it is agreed that said insurance requirements or indemnities shall automatically be amended to conform to the maximum monetary limits permitted under such law. The Parties both acknowledge that, to the extent required by applicable law to be effective, the indemnification of the negligence of the other Party provided above are “conspicuous.”

Ref No. 2025-CONT-231167

Halliburton Consulting

5.	WARRANTY.

5.1	Consultant shall perform the Services in accordance with the Proposal or Work Order, using commercially reasonable efforts to perform the Services with care, skill and diligence commonly accepted in the petroleum industry. Consultant represents and warrants that it has the right to use and distribute all materials and methodologies used in connection with providing the Services; that it will comply with all applicable federal, state and local laws, rules and orders in connection with the performance of its obligations hereunder; and that the Services and any deliverables provided with respect thereto shall not infringe upon any patent, copyright, trademark, trade secret or any other proprietary right.

5.2	Any interpretation, research, analysis or recommendation furnished with any Services provided in a Proposal or Work Order and referencing this Agreement or otherwise communicated by any member of Consultant Group to any member of Customer Group at any time in connection with any Services are opinions based upon inferences from measurements and empirical relationships and assumptions, which inferences and empirical relationships and assumption are not infallible, and with respect to which professionals in the industry may differ. ACCORDINGLY, ANY INTERPRETATION OR RECOMMENDATION RESULTING FROM THE SERVICES WILL BE AT THE SOLE RISK OF CUSTOMER GROUP WITH NO RELIANCE BY ANY THIRD PARTY (REGARDLESS OF NEGLIGENCE, BREACH OF CONTRACT OR WARRANTY, OR ANY OTHER CAUSE) ON THE INFORMATION BEING SUPPLIED BY CONSULTANT. CUSTOMER HAS FULL RESPONSIBILITY FOR ALL DECISIONS CONCERNING THE SERVICES.

5.3	EXCEPT AS EXPRESSLY PROVIDED ABOVE, CONSULTANT MAKES NO WARRANTIES AND CUSTOMER GROUP HEREBY WAIVES ANY EXPRESS OR IMPLIED WARRANTY OF ANY KIND WITH RESPECT TO THE SERVICES OR ANY PART THEREOF PERFORMED HEREUNDER, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY OR OTHERWISE RELATING TO THE ACCURACY OR COMPLETENESS OF ANY RECOMMENDATION OR PROPOSAL OR ANY ASSUMPTIONS OR FACTS CONTAINED HEREIN. CUSTOMER GROUP ACKNOWLEDGES THAT IT IS ACCEPTING THE SERVICES “AS IS,” AND THAT IT AGREES TO THE STATEMENTS ABOVE. CUSTOMER AGREES THAT THE LIMITATIONS ON LIABILITY AND WARRANTY PROVISIONS SHALL APPLY EQUALLY TO, AND SHALL BE FOR THE BENEFIT OF ALL MEMBERS OF THE CONSULTANT GROUP. CUSTOMER FURTHER AGREES THAT CONSULTANT GROUP SHALL HAVE NO LIABILITY TO CUSTOMER GROUP IN THE EVENT OF A CATASTROPHIC LOSS.

6.	LIMITATION OF LIABILITY.

6.1	Customer accepts all responsibility and liability for any investment made upon any professional advice provided by the Consultant Group.

6.2	IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES TO THE OTHER PARTY OR ANY OTHER PERSON AS A RESULT OF THE PERFORMANCE OR NON-PERFORMANCE OF ANY SERVICES OR PORTION THEREOF DESCRIBED HEREIN (INCLUDING, WITHOUT LIMITATION, LOSS OF DATA, PROFITS, INTEREST, OPPORTUNITY, BUSINESS CONTRACTS, REVENUES, PRODUCTION, RESERVOIRS, UNDERGROUND STORAGE, CAVERNS OR FORMATIONS, RELEASE OR LEAKAGE OF GAS STREAMS, RAW MATERIALS OR AUXILIARY MATERIALS, BUSINESS INTERRUPTION, OR USE OF HARDWARE OR SOFTWARE), WHETHER FORESEEABLE OR NOT, EVEN IF THE PARTIES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EACH PARTY HEREBY WAIVES, DISCHARGES AND RELEASES THE OTHER PARTY FROM ANY LIABILITY OR RESPONSIBILITY FOR ANY SUCH DAMAGES.

6.3	Except for Consultant’s indemnification obligation in Section 4.2, Consultant Group’s maximum aggregate liability with respect to, arising from or in connection with this Agreement, whether in contract or tort (including negligence and breach of statutory duty), or otherwise at law or in equity is limited to the pro rata portion of the Services applicable to the Proposal or Work Order which is the basis of the indemnification obligation or assertion that Consultant Group has a liability obligation pursuant to the terms hereof, not to exceed one hundred percent (100%) of the service fees for the Services. Customer shall indemnify the Consultant Group for any and all claims or demands arising from Customer Group or Third Parties in excess of the fees paid to Consultant Group for the Services.

Ref No. 2025-CONT-231167

Halliburton Consulting

7.	TERMINATION.

7.1	This Agreement may be terminated by either Party giving the other Party thirty (30) days written notice of such termination. However, any termination of this Agreement under this Section 7.1 will not terminate any Proposal or Work Order in place at the date of termination of this Agreement, and the indemnities provided for herein shall survive termination of this Agreement.

7.2	Either Party may terminate this Agreement if the other Party fails to comply with terms and conditions of this Agreement, provided that the non-complying Party has been given fifteen (15) days’ written notice prior to the proposed termination, during which the non-complying Party has failed to commence action to correct the breach to the reasonable satisfaction to the other.

7.3	The termination of this Agreement, including a termination for cause, shall not (i) relieve either Party from any expense, liability or obligation or any remedy therefore which has accrued or attached prior to the date of such termination, nor (ii) cause either Party to lose, surrender or forfeit any rights or benefits which have accrued at the time of such termination.

7.4	Without limiting Article 7.3 above, the termination of this Agreement shall not terminate, diminish or otherwise affect the indemnities and releases contained in Article 4 or the covenants in respect of confidential contained in Article 8 hereof.

8.	CONFIDENTIAL INFORMATION.

8.1	Customer Group and Consultant Group agree to keep strictly confidential all technical and commercial information received under this Agreement from each other, including, without limitation, all draft or final reports and data files, and to restrict the use of such information to the purposes indicated in this Agreement and/or the Proposal or Work Order.

8.2	Neither Customer nor Consultant shall be subject to this obligation of confidentiality and use with respect to any information:

a)	which corresponds in substance to that developed by, and in possession of, the recipient Party prior to such Party’s receipt of the same unless the information was held by the other Party in relation to a prior consulting service in which the information was held confidential;

b)	which, at the time of disclosure, is or thereafter becomes, through no act or failure to act on the part of the recipient Party, part of the public domain by publication or otherwise, but only to the extent of such publication;

c)	which corresponds in substance to that furnished to the recipient Party by others as a matter of right without restriction on disclosure;

d)	which is required to be disclosed to any official governmental or legal entity excepting information supplied to a governmental entity for which Confidential Treatment is requested; or

e)	which is developed independently by the recipient Party.

8.3	Should either Customer or Consultant consent to the disclosure to any third party of information which is regarded as confidential under this Agreement, the consenting Party shall be entitled to impose the requirement that the third party enters into a confidentiality agreement with the consenting Party containing obligations of confidentiality and use equivalent to those contained in this Agreement. For the purposes of this Section 8.3, any Affiliate, consultant, or subcontractor of Consultant or Customer shall be considered a third party.

Ref No. 2025-CONT-231167

Halliburton Consulting

8.4	Notwithstanding any other provision in this Article 8, Customer may submit any draft or final report of Consultant to a governmental agency with jurisdiction over its storage facilities, provided that such submission shall include a request for confidential treatment by such agency.

8.5	Consultant provides all Services and Deliverables for the sole and exclusive information, use and benefit of Customer. The Services and Deliverables are not intended to be assigned to or relied upon by any person or entity other than Customer and Customer has confirmed that it does not intend to provide the Deliverables to any other party. Consultant Group owes no duty of care to and has no further responsibility or liability to any Third Party for any losses of any nature (including any losses caused by negligence) and any liability to any Third Party is hereby disclaimed.

8.6	Customer shall not disclose to any third party any information provided by Contractor pursuant to the Services except as specified in the Proposal or Work Order or to Customer’s subcontractors solely for the purpose of their providing services to Customer, provided that such subcontractors comply with the restrictions on disclosure set forth in this sentence. Notwithstanding the foregoing, Customer shall not be prohibited from creating its own materials based on the content of the Services and Deliverables and using and disclosing such Customer-created materials for external purposes, provided that Customer does not, expressly or by implication, in any manner whatsoever, attribute such materials to Consultant or otherwise refer to or identify Consultant in connection with such materials. CUSTOMER SHALL INDEMNIFY AND HOLD HARMLESS CONSULTANT GROUP FROM ALL CLAIMS ARISING FROM ANY THIRD PARTY’S USE OF OR RELIANCE UPON ANY INFORMATION DISCLOSED OR OBTAINED IN VIOLATION OF THIS ARTICLE 8.6.

8.7	These provisions of this Article 8 are continuing obligations and responsibilities and shall apply with respect to disclosed information from the date of disclosure for a period of three years.

9.	INTELLECTUAL PROPERTY.

9.1	All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, processes, reports or works of authorship developed or created solely by any Consultant Personnel pursuant to this Agreement, or any software and associated documentation and derivative works thereof provided pursuant to this Agreement or any other agreement between Consultant and Customer shall belong exclusively to Consultant (collectively, “Consultant Intellectual Property”).

9.2	Consultant shall at all times retain copyright in any training manuals or other instructional materials provided to Customer in connection with the Services rendered hereunder. Customer shall have the right to keep and use such materials for its internal purposes, but shall not copy, distribute, adapt or modify such materials without the prior written consent of Consultant.

9.3	All project deliverables as set forth in Exhibit A or an associated Work Order, including but not limited draft reports and final reports shall belong to Customer, subject to the provisions of this Agreement. Consultant shall be entitled to retain a copy of the Deliverables for its records.

10.	PERSONNEL.

10.1	staffing. Consultant will use commercially reasonable efforts to provide Consultant Personnel with the necessary skill, experience and professional qualifications to carry out the Services. Consultant will use its sole discretion in selection of all its Personnel nominated to carry out the Services. If, however, in Customer’s reasonable opinion any of Consultant’s Personnel fail to carry the Services with sufficient competency, Customer may notify Consultant. Upon such notice, Consultant shall rectify the situation within ten (10) days.

10.2	non-solicitation. Each of the Parties hereto agrees that neither Party will, except with the other Party’s prior written approval, solicit or offer employment, whether directly or indirectly, to the other Party’s employees or staff engaged in any efforts under this Agreement during the term of this Agreement and for a period of one (1) year after the completion of the Services. If this clause is materially breached and an employee is hired in contravention of these provisions, the hiring Party shall pay to the former employer a one-time fee of one hundred percent (100%) of the Consultant’s annual charge rate assuming one hundred percent (100%) chargeability or, if no charge rate applies, one hundred percent (100%) of the employee’s annual salary.

Ref No. 2025-CONT-231167

Halliburton Consulting

11.	FORCE MAJEURE.

11.1	The obligations of a Party under this Agreement shall be suspended if and for so long as such Party is prevented from compliance with its obligations as a result of an event of force majeure, being (i) Acts of God, explosion, flood, lightning, tempest, fire, or accident; (ii) war, hostilities (whether war be declared or not), invasion, acts of foreign enemies; (iii) rebellion, revolution, insurrection, military or usurped power or civil war; (iv) riot, civil commotion or disorder; (v) acts, restrictions, regulations, bylaws, refusals to grant any licenses or permission, prohibitions or measures of any kind on the part of any local, state, national, governmental or supra-governmental authority; (vi) import or export regulations or embargoes; (vii) strikes, lock-outs or other industrial actions or trade disputes of whatever nature; (viii) defaults of subcontractors where such default is itself caused by force majeure; (ix) any cause or circumstance whatsoever beyond the Party’s reasonable control. Such causes or circumstances affecting the performance of either Party, however, shall not relieve it of liability in the event of its failure to use due diligence to remedy the situation and remove the cause in an adequate manner and with all reasonable dispatch. A failure to settle or prevent any strike or other controversy with employees or with anyone purporting or seeking to represent employees shall not be considered to be a matter within the control of the Party claiming suspension.

11.2	Should any event of force majeure lasts longer than ninety (90) days, Customer and Consultant shall seek to find an equitable alternative for the continuation of this Agreement, giving due regard to the difficulties caused by the event of force majeure.

11.3	If Customer and Consultant fail to find an alternative within thirty (30) days after expiry of such ninety (90) day period (which may be extended by mutual agreement), Customer and Consultant shall each have the right to terminate this Agreement, in which case Customer shall pay all outstanding amounts due and payable to Consultant up to and including the date of termination, comprising that part of the fees allocable to the Services performed, all costs and expenses necessarily incurred by Consultant Group as a direct result of termination and all costs and expenses necessarily incurred by Consultant Group in securing and preserving the Services. In such event, Consultant shall provide Customer with as much of the deliverables as is practicable.

12.	GENERAL.

12.1	independent contractor status. For the purposes of this Agreement, Consultant shall be independent contractor. Under no circumstances shall any Consultant employee or contractor be deemed to be an employee, agent, servant or representative of Customer in the performance of the Services or any part thereof, or vice versa. Customer shall exercise neither control over Consultant Personnel or any member of Consultant, nor the methods or means employed by Consultant in the performance of the Services. It is not the intention of the Parties to create, nor shall this Agreement be construed as creating, a mining or other partnership, joint venture, agency relationship or association, or to render the Parties liable as partners, co-venturers or principals.

12.2	headings. The headings of the Articles and Sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

12.3	savings clause. If any Article or the application thereof shall be invalid or unenforceable, in whole or in part, the remainder of this Agreement or the application thereof shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

12.4	choice of law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

12.5	dispute resolution. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination, or invalidity thereof, shall be resolved in the state or federal courts of Harris County, Texas, as appropriate. Customer waives any claims of forum non conveniens.

Ref No. 2025-CONT-231167

Halliburton Consulting

12.6	entire agreement. This Agreement and each Proposal or Work Order specifically referencing this Agreement constitute the entire agreement between the Parties with respect to such Proposal or Work Order and supersede and cancel all prior agreements or understandings (oral, written or electronic) including any different, conflicting or additional terms which appear on any purchase order or form Customer submits. Consultant and Customer do hereby expressly warrant and represent that no promise or agreement which is not herein expressed has been made to it in connection with this Agreement, and that neither Party is relying upon any statement or representation of any employee or agent of the Parties other than as provided herein. Each Party is relying upon its own judgment and has been represented by its own legal counsel in connection with the execution and understanding of the legal consequences hereof. Unless otherwise agreed, in the event of a conflict between the terms and conditions of the Proposal or Work Order and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall be deem controlling.

12.7	amendments. This Agreement may be amended only by written agreement between the Parties. Any provision of this Agreement may be waived only in writing by the Party to be bound thereby. Waiver of any breach or failure to enforce any term of this Agreement shall not be deemed a waiver of any subsequent breach or right to enforce this Agreement.

12.8	assignments. Neither Party shall be entitled to assign all or any part of this Agreement, or any rights or obligations therein, to any third party without the prior written consent of the non-assigning Party, which consent shall not be unreasonably withheld. Provided however, that Consultant may assign some or all of the obligations to a third party mentioned in the proposal.

12.9	binding effect. This Agreement shall be binding upon, and shall inure to the benefit of the Parties, and their respective successors and assigns.

12.10	no third-party beneficiaries. Except as otherwise provided herein, this Agreement is intended only to benefit the Parties and their respective permitted successors and assigns.

12.11	notices. All written notices and communications required or permitted under this Agreement shall be in writing and addressed as set forth in the signature block, below. Any notice or communication shall be deemed to have been duly made when such notice or communication has actually been delivered to the address set forth for such Party below. Any Party may, by written notice so delivered to the other Party, change the address and/or individual to which delivery shall thereafter be made.

12.12	announcements. Consultant and Customer shall consult each other with regard to any press releases and other announcements issued after the date of this Agreement concerning this Agreement or the transactions contemplated hereby and, except as may be required by applicable laws or applicable rules and regulations of any governmental agency or stock exchange, neither Consultant Group nor Customer Group shall issue any such press release or other publicity without the prior written consent of the other Party.

12.13	joint efforts. The Parties stipulate and agree that this Agreement shall be deemed and considered for all purposes as prepared through the joint efforts of the Parties and shall not be construed against one Party or the other as a result of the preparation, submittal or other event of negotiation, drafting or execution thereof. This Agreement represents the arm’s length negotiations between Customer and Consultant, their representatives and/or counsel.

12.14	counterparts. Consultant and Customer may execute this Agreement in any number of counterparts, each of which shall be deemed on original instrument, but all of which together shall constitute but one and the same instrument.

{Signature Page Follows}

Ref No. 2025-CONT-231167

Halliburton Consulting

This Agreement is executed on the last date set forth below:

Halliburton Energy Services, Inc. “Consultant”		March GL Company “Customer”
Signature:	/s/ Casey Maxwell	Signature:	/s/ Robert Price
Typed Name:	Casey Maxwell	Typed Name:	Robert Price
Title:	SVP NAL	Title:	CEO
Date:	4/24/2025	Date:	4/24/2025
Address:	3000 North Sam Houston Parkway East, Houston, Texas 77032	Address:	290 Dexter Street, Denver, Colorado 80220
Telephone:	281-871-4000	Telephone:	918-361-7000

Ref No. 2025-CONT-231167

Halliburton Consulting

Exhibit A

Example WORK ORDER

FOR MASTER CONSULTING SERVICES AGREEMENT BETWEEN ____________________

AND HALLIBURTON ENERGY SERVICES, INC.

DATED ________________

WORK ORDER # ________________

The terms and conditions of the Work Order incorporate by reference the terms and conditions of the Master Consulting Services Agreement dated ___________ between Customer and Halliburton Energy Services Inc. (Halliburton). Notwithstanding any wording to the contrary, all additional contractual terms, including but not limited to the proposal or the purchase order shall be subject to this Work Order and the Master Consulting Services Agreement dated ______________________.

Date:	Work Order #:
Project Name:	Author(s):
Project Start Date:	Duration:
Project/Work Outline 1.
Goals:

Description/Scope:

Deliverables and Schedule for Completion:
To be defined
Resources Required:

Assumptions:-

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Halliburton Consulting

Expenses and Mileage: Any expenses, mileage and per diem charges for work done outside of Consultant’s ______________ facility in Houston, Texas will be charged in addition to the above rates.
Third Party Charges: If Consultant purchases any 3rd party item or service as a pass-through item for Operator, for handling of the item, a mark-up of fifteen percent (15%) of the invoice will be added to the cost of the item or service
Project Governance:
Client Project Lead Managers:	Halliburton Project Lead Managers (Key Personnel):
Halliburton Key Personnel
Halliburton Assigned Consultants:
Approvals:
Halliburton Affiliate Company Name
Approval:	Halliburton Approval:
Name:	Name:
Title:	Title:
Date:	Date:
Part Number #:
Contact for Invoice:	Operations Manager:
Address for Invoice:	Location:
Phone Number:	Phone Number:

Ref No. 2025-CONT-231167

Halliburton Consulting

This Work Order is executed on the dates set forth below:

Halliburton Energy Services, Inc.		March GL Company
(“Consultant”)		(“Customer”)

Signature		Signature

Typed Name		Typed Name

Title		Title

Date		Date

Address:	3000 North Sam Houston Parkway East, Houston, Texas 77032	Address:	290 Dexter Street, Denver, CO 80220

Telephone:		Telephone:

Fax:		Fax:

Ref No. 2025-CONT-231167

Halliburton Consulting

THIS [DOCUMENT] CONTAINS INFORMATION REGARDING A [REPORT] PREPARED BY HALLIBURTON ENERGY SERVICES INC. (HALLIBURTON). THE [REPORT] WAS COMMISSIONED BY THE COMPANY FROM HALLIBURTON. THE REPORT IS AN OPINION, BASED ON AN INTERPRETATION OF DATA THAT IS NOT INFALLIBLE AND WITH RESPECT TO WHICH PROFESSIONALS IN THE INDUSTRY MAY DIFFER. NEITHER HALLIBURTON NOR ANY OF ITS OFFICERS, DIRECTORS OR STOCKHOLDERS MAKES ANY REPRESENTATION OR WARRANTY, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, TO ANY THIRD PARTIES REGARDING THE ACCURACY, CORRECTNESS OR COMPLETENESS OF THE REPORT OR ANY INFORMATION THEREIN. FURTHERMORE, NEITHER HALLIBURTON NOR ANY OF ITS OFFICERS, DIRECTORS OR STOCKHOLDERS IS SOLICITING, ENDORSING OR RECOMMENDING THE PURCHASE OF ANY SECURITY OR THE MAKING OF ANY INVESTMENT IN THE COMPANY. THE REPORT AND THE INFORMATION CONTAINED THEREIN WERE NOT ISSUED IN CONNECTION WITH THE PURCHASE OR SALE OF A SECURITY. GIVEN THE UNCERTAIN NATURE OF THE REPORT AND THE INFORMATION CONTAINED THEREIN, NO PERSON SHOULD RELY ON THE REPORT OR INFORMATION CONTAINED THEREIN IN MAKING A DECISION TO PURCHASE OR SELL A SECURITY, AND ANY SUCH RELIANCE WOULD BE UNREASONABLE.

Certificate Of Completion
Envelope Id: A8ED8A60-278F-4B1F-9D98-1F5B616EB317				Status: Completed
Subject: Complete with Docusign: Halliburton Consulting_Master Consulting Services Agmt final.docx
Source Envelope:
	Document Pages: 13		Signatures: 2	Envelope Originator:
	Certificate Pages: 5		Initials: 1	Larry Beisembaev
	AutoNav: Enabled			3000 N. Sam Houston Pkwy. East
	EnvelopeId Stamping: Enabled			Houston, TX 77032
	Time Zone: (UTC-06:00) Central Time (US & Canada)			Larry.Beisembaev@HALLIBURTON.com IP Address: 10.103.81.9

Record Tracking
Status:	Original	Holder:	Larry Beisembaev	Location: DocuSign
	4/24/2025 7:50:34 AM		Larry.Beisembaev@HALLIBURTON.com

	Signer Events		Signature	Timestamp
	Casey Maxwell		/s/ Casey Maxwell	Sent: 4/24/2025 7:53:49 AM
	casey.maxwell@halliburton.com			Viewed: 4/24/2025 10:01:04 AM
	SVP NAL			Signed: 4/24/2025 10:01:24 AM
	Security Level: Email, Account Authentication (None)		Signature Adoption: Pre-selected Style Using IP Address: 104.157.119.177

Electronic Record and Signature Disclosure:
Accepted: 1/3/2024 10:59:20 AM
ID: a4d70627-909f-4ea5-a595-1527a43469d4

	Larry Beisembaev		/s/ Larry Beisembaev	Sent: 4/24/2025 7:53:50 AM
	larry.beisembaev@halliburton.com			Viewed: 4/24/2025 7:54:41 AM
	Managing Counsel - Legal			Signed: 4/24/2025 7:54:45 AM
Halliburton
	Security Level: Email, Account Authentication (None)		Signature Adoption: Pre-selected Style Using IP Address: 72.20.135.99

Electronic Record and Signature Disclosure:
Not Offered via Docusign

	Robert Price		/s/ Robert Price	Sent: 4/24/2025 7:53:50 AM
	robert.price@brooksenergycompany.com			Viewed: 4/24/2025 3:30:18 PM
	CEO			Signed: 4/24/2025 3:30:45 PM
	Security Level: Email, Account Authentication (None)		Signature Adoption: Drawn on Device Using IP Address: 166.198.198.45 Signed using mobile

Electronic Record and Signature Disclosure:
Accepted: 4/24/2025 3:30:18 PM
ID: bfd1fd14-3b40-4a81-a564-1b72d58f4733

	In Person Signer Events		Signature	Timestamp

	Editor Delivery Events		Status	Timestamp

	Agent Delivery Events		Status	Timestamp

	Intermediary Delivery Events		Status	Timestamp

	Certified Delivery Events		Status	Timestamp

Carbon Copy Events	Status	Timestamp

Jason Foreman	COPIED	Sent: 4/24/2025 7:53:50 AM
Jason.Foreman@halliburton.com		Viewed: 4/24/2025 7:54:33 AM
NA Region Manager - HC & PM
Security Level: Email, Account Authentication
(None)

Electronic Record and Signature Disclosure:
Accepted: 7/25/2023 3:38:26 PM
ID: 566635cf-59b1-4375-a1c3-32e9daa903ac

Ryan McCormick	COPIED	Sent: 4/24/2025 7:53:50 AM
ryan.mccormick@halliburton.com		Viewed: 4/24/2025 7:55:54 AM
Security Level: Email, Account Authentication
(None)

Electronic Record and Signature Disclosure:
Not Offered via Docusign

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	4/24/2025 7:53:51 AM
Certified Delivered	Security Checked	4/24/2025 3:30:18 PM
Signing Complete	Security Checked	4/24/2025 3:30:45 PM
Completed	Security Checked	4/24/2025 3:30:45 PM

Payment Events	Status	Timestamps

Electronic Record and Signature Disclosure

Electronic Record and Signature Disclosure created on: 9/24/2018 7:49:24 AM

Parties agreed to: Casey Maxwell, Robert Price, Jason Foreman

ELECTRONIC RECORD AND SIGNATURE DISCLOSURE

From time to time, Halliburton Energy Services, Inc. - Legal (we, us or Company) may be required by law to provide to you certain written notices or disclosures. Described below are the terms and conditions for providing to you such notices and disclosures electronically through the DocuSign system. Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to this Electronic Record and Signature Disclosure (ERSD), please confirm your agreement by selecting the check-box next to ‘I agree to use electronic records and signatures’ before clicking ‘CONTINUE’ within the DocuSign system.

Getting paper copies

At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. You will have the ability to download and print documents we send to you through the DocuSign system during and immediately after the signing session and, if you elect to create a DocuSign account, you may access the documents for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you paper copies of any such documents from our office to you, you will be charged a $0.00 per-page fee. You may request delivery of such paper copies from us by following the procedure described below.

Withdrawing your consent

If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us that thereafter you want to receive required notices and disclosures only in paper format. How you must inform us of your decision to receive future notices and disclosure in paper format and withdraw your consent to receive notices and disclosures electronically is described below.

Consequences of changing your mind

If you elect to receive required notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of your receipt of such paper notices or disclosures. Further, you will no longer be able to use the DocuSign system to receive required notices and consents electronically from us or to sign electronically documents from us.

All notices and disclosures will be sent to you electronically

Unless you tell us otherwise in accordance with the procedures described herein, we will provide electronically to you through the DocuSign system all required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you by the same method and to the same address that you have given us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, please let us know as described below. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the notices and disclosures electronically from us.

How to contact Halliburton Energy Services, Inc. - Legal:

You may contact us to let us know of your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically as follows:

To contact us by email send messages to: nikki.jones@halliburton.com

To advise Halliburton Energy Services, Inc. - Legal of your new email address

To let us know of a change in your email address where we should send notices and disclosures electronically to you, you must send an email message to us at nikki.jones@halliburton.com and in the body of such request you must state: your previous email address, your new email address. We do not require any other information from you to change your email address.

If you created a DocuSign account, you may update it with your new email address through your account preferences.

To request paper copies from Halliburton Energy Services, Inc. - Legal

To request delivery from us of paper copies of the notices and disclosures previously provided by us to you electronically, you must send us an email to nikki.jones@halliburton.com and in the body of such request you must state your email address, full name, mailing address, and telephone number. We will bill you for any fees at that time, if any.

To withdraw your consent with Halliburton Energy Services, Inc. - Legal

To inform us that you no longer wish to receive future notices and disclosures in electronic format you may:

i. decline to sign a document from within your signing session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or you may;

ii. send us an email to nikki.jones@halliburton.com and in the body of such request you must state your email, full name, mailing address, and telephone number. We do not need any other information from you to withdraw consent. The consequences of your withdrawing consent for online documents will be that transactions may take a longer time to process.

Required hardware and software

The minimum system requirements for using the DocuSign system may change over time. The current system requirements are found here: https://support.docusign.com/guides/signer-guide-signing-system-requirements.

Acknowledging your access and consent to receive and sign documents electronically

To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please confirm that you have read this ERSD, and (i) that you are able to print on paper or electronically save this ERSD for your future reference and access; or (ii) that you are able to email this ERSD to an email address where you will be able to print on paper or save it for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format as described herein, then select the check-box next to ‘I agree to use electronic records and signatures’ before clicking ‘CONTINUE’ within the DocuSign system.

By selecting the check-box next to ‘I agree to use electronic records and signatures’, you confirm that:

●	You can access and read this Electronic Record and Signature Disclosure; and

●	You can print on paper this Electronic Record and Signature Disclosure, or save or send this Electronic Record and Disclosure to a location where you can print it, for future reference and access; and

●	Until or unless you notify Halliburton Energy Services, Inc. - Legal as described above, you consent to receive exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you by Halliburton Energy Services, Inc. - Legal during the course of your relationship with Halliburton Energy Services, Inc. - Legal.